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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Dobson/Sygnet Communications Company (and all references to our Firm) included in or made a part of this registration statement.



                                          ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
April 2, 1999